Exhibit 3.29

CERTIFICATE OF FORMATION

OF

Peabody Development Land Holdings, LLC

1. The name of the limited liability company is Peabody Development Land Holdings, LLC

2. The address of Its registered office in the State of Delaware is Corporation Trust Center, 1208 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Peabody Development Land Holdings, LLC this 19th day of November, 1999

/s/ James C. Sevem
James C. Sevem Assistant Secretary / Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

PEABODY DEVELOPMENT LAND HOLDINGS, LLC

I. The name of the limited liability company is Peabody Development Land Holdings, LLC.

2. The Certificate of Formation of limited liability company is hereby amended as follows: the FIRST Article of the     Certificate of Formation is deleted in its entirety and the following is substituted in its place:

“FIRST: The name of the limited liability company is Central States Coal Reserves of Illinois, LLC”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of Peabody Development Land Holdings, LLC this 23rd day of September, 2005.

PEABODY DEVELOPMENT LAND HOLDINGS, LLC

BY: /s/ Joseph W. Bean

Joseph W. Bean, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person

Name:	Kenneth L. Wagner
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